EXHIBIT 23.1    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statements Forms S-8 No. 333-87060, 333-36070, 333-26379, 33-77968 and 33-40414 of our
report dated November 8, 2002, with respect to the consolidated financial statements of Woodhead Industries, Inc. incorporated by reference in the Annual Report (Form 10-K) for the year ended September 28, 2002.

                             /s/ Ernst & Young LLP
                             -----------------------

Chicago, Illinois
December 20, 2002